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                           IBIS TECHNOLOGY CORPORATION

                                RESTATED BY-LAWS


                                   ARTICLE I

                                 STOCKHOLDERS

     1. PLACE OF MEETINGS. All meetings of the stockholders shall be held either at the principal office of the Corporation or at such other place within the United States as is determined by the Board of Directors or the Chairman of the Board of Directors, or if there shall be no Chairman of the Board of Directors, the President, and stated in the notice of the meeting.

     2. ANNUAL MEETINGS. The annual meeting of the stockholders entitled to vote shall be held at ten o'clock in the forenoon (or at such other time as is determined by the Board of Directors or the Chairman of the Board of Directors, or if there shall be no Chairman of the Board of Directors, the President, and stated in the notice) on a date to be determined by the Board of Directors within six months after the end of each fiscal year, on any day that is not a Saturday, Sunday or legal holiday, at such location as is determined by the Board of Directors or the Chairman of the Board, or if there shall be no Chairman of the Board of Directors, the President, and stated in the notice. The purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Restated Articles of Organization and by these By-Laws, may be specified by the Board of Directors or the Chairman of the Board, or if there shall be no Chairman of the Board of Directors, the President. In the event that no date for the annual meeting is established or no annual meeting is held on the date so fixed, or by adjournment therefrom, a special meeting of the stockholders may be held in lieu thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting.

     Notwithstanding any other provision in these By-Laws, the Board of Directors may change the date, time and location of any annual or special meeting of the stockholders (other than a special meeting called upon the written application of stockholders (a "Meeting Requested by Stockholders")) prior to the time for such meeting, including, without limitation, by postponing or deferring the date of any such annual or special meeting (other than a Meeting Requested by Stockholders) previously called or by canceling any special meeting previously called (other than a Meeting Requested by Stockholders.)

     3. NOTICE OF STOCKHOLDER BUSINESS AT A MEETING OF THE STOCKHOLDERS. The following provisions of this Section 3 of this Article I shall apply to the conduct of business at any meeting of the stockholders. (As used in this Section 3, the term annual meeting shall include a special meeting in lieu of an annual meeting.)

          (a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in paragraph (b) of this Section 3, who shall be entitled to vote at such
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     meeting and who complies with the notice procedures set forth in paragraph
     (b) of this Section 3.

          (b) For business to be properly brought before a meeting of the stockholders by a stockholder pursuant to clause (iii) of paragraph (a)
     Section 3 of this By-law, the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior

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     public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, and (iv) any material interest of such stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder.

          (c) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this By-law. The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this By-law.

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          (d) This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

     4. SPECIAL MEETINGS. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the stockholders entitled to vote may be called by the Board of Directors, the Chairman of the Board of Directors, the President, or (i) if the Corporation shall not have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote and who hold at least ten percent (10%) in interest of the capital stock entitled to vote at the meeting or (ii) if the Corporation shall have a class of voting stock registered under the 1934 Act by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other Officer, upon written application of one or more stockholders who are entitled to vote and who hold at least forty percent (40%) in interest of the capital stock entitled to vote at the meeting.

     5. NOTICE OF MEETINGS. Notice of all meetings of stockholders, stating the place, date and hour thereof, and the purposes of such meeting, shall be given by the Clerk or other person permitted to call the meeting. Notice must be given in writing and such writing shall be sufficient if given personally or by postage prepaid mailing, or by any other means permitted by law. Notice must be given at least seven (7) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Restated Articles of Organization or these By-Laws, is entitled to such notice, such notice addressed to his usual place of business or residence as it appears in the records of the Corporation. If notice is given by mail, such notice shall be deemed given when dispatched. If notice is not given by mail and is given by leaving such notice at the stockholder's residence or usual place of business, it shall be deemed given when so left. No notice of a meeting of the stockholders need be given to any stockholder if such stockholder, by a writing (including, without limitation, by telegraph, telex, telecopy or cable) filed with the records of the meeting (and whether executed before or after such meeting by such stockholder or his attorney thereunto authorized) waives such notice. Every stockholder who is present at a meeting (whether in person or by proxy) shall be deemed to have waived notice thereof. A waiver of notice of any meeting need not specify the purposes of such meeting.

     6. QUORUM. At any meeting of stockholders, the holders of a majority in interest of all stock issued, outstanding and entitled to vote at the meeting shall constitute a quorum, except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

     7. ADJOURNMENTS. Any meeting of the stockholders may be adjourned to any other time and to any other place by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting if no stockholder is present in person or by proxy. It shall not be necessary to notify any stockholder

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of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

     8. VOTES AND PROXIES. At all meetings of the stockholders, each stockholder shall have one vote for each share of stock having voting power registered in such stockholder's name, and a proportionate vote for any fractional shares, unless otherwise provided or required by the Massachusetts Business Corporation Law, the Restated Articles of Organization or these By-Laws. Scrip shall not carry any right to vote unless otherwise provided therein, but if scrip provides for the right to vote, such voting shall be on the same basis as fractional shares. Stockholders may vote either in person or by written proxy. No proxy which is dated more than six months before the meeting at which it is to be used shall be accepted, and no proxy shall be valid after the final adjournment of such meeting. Proxies need not be sealed or attested. Notwithstanding the foregoing, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the stock or in the Corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

     9. CONDUCT OF BUSINESS. The Chairman of the Board of Directors or his designee, or, if there is no Chairman of the Board or such designee, then the President or his designee, or, if the office of President shall be vacant, then a person appointed by a majority of the Board of Directors, shall preside at any meeting of stockholders as the chairman of the meeting. In addition to his powers pursuant to Section 3(c) of this Article I, the person presiding at any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

     10. ACTION AT A MEETING. When a quorum is present, the holders of a majority of the stock present or represented and entitled to vote and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and entitled to vote and voting on a matter), except where a larger vote is required by law, the Restated Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election unless otherwise required by law, the Restated Articles of Organization or these By-Laws. No ballot shall be required for such election unless rested by a stockholder represented at the meeting and entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its stock. Nothing in this section shall be construed to limit the right of the Corporation to vote any shares of stock held directly or indirectly by it in a fiduciary capacity.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

     1. POWERS. The Board of Directors may exercise all the powers of the Corporation except such as are required by law or by the Restated Articles of Organization or these By-Laws to be otherwise exercised, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Without limiting the generality of the foregoing, the Board of Directors shall have the power, unless otherwise provided by law, to purchase and to lease, pledge, mortgage and sell all property of the Corporation (including to issue or sell the stock of the Corporation) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the Corporation, to borrow money, issue bonds, notes and other obligations of the Corporation, and to secure payment thereof by the mortgage or pledge of all or any part of the property of the Corporation. The Board of Directors may determine the compensation of directors. The Board of Directors or such officer or committee as the Board of Directors shall designate, may determine the compensation and duties, in addition to those prescribed by these By-Laws, of all officers, agents and employees of the Corporation.

     2. NUMBER. The Corporation shall have a Board of Directors, which shall consist of not less than three (3) directors, which number, subject to the rights of the holders of any Preferred Stock of the Corporation to elect directors, shall be determined from time to time by the Board of Directors. Such number may be enlarged or reduced at any time by a vote of a majority of all of the directors then in office. Subject to the rights of the holders of any series of Preferred Stock then outstanding, if the Board of Directors is divided into one or more classes, at each annual meeting of stockholders or special meeting in lieu thereof following the initial classification of the Board of Directors, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified. No director need be a stockholder.

     3. NOMINATIONS OF DIRECTORS. The following provisions of this Section 3 of this Article II shall apply to the nomination of persons for election to the Board of Directors.

          (a) Nominations of persons for election to the Board of Directors of the Corporation may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 3, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 3.

          (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Clerk of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the scheduled meeting date, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior

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     public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. Such stockholder's notice shall set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the 1934 Act or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (y) as to the stockholder giving the notice (1) the name and address, as they appear on the Corporation's books, of such stockholder and (2) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (z) as to the beneficial owner, if any, on whose behalf the nomination is made, (l) the name and address of such person and (2) the class and number of shares of the Corporation which are beneficially owned by such person. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee as a director. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Clerk of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

          (c) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-law. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the 1934 Act (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this By-law.

     4. TENURE. Except as otherwise provided by law, by the Restated Articles of Organization (including, without limitation, any provision of the Restated Articles of Organization providing for the division of the directors into classes), or by these By-Laws, each director, including the Chairman of the Board, shall hold office until the next annual meeting of the stockholders and until his successor is elected and qualified or until he sooner dies, resigns, is removed or becomes disqualified. Any director may resign by giving written notice of his resignation to the Chairman of the Board, the President, the Clerk or to the Board of Directors at a meeting of the Board, and such resignation shall become effective at the time specified therein.

     5. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only either (a) for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the shares of the Corporation entitled to vote

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generally in the election of directors, voting together as a single class, or
(b) by the affirmative vote of at least two-thirds (2/3) of the directors then serving, with or without cause. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him. As used in this Section 5, "cause" shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude, or
(v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

     6. VACANCIES. Subject to the Restated Articles of Organization, any vacancy in the office of a director may be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. Subject to the Restated Articles of Organization, newly created directorships resulting from an increase in the authorized number of directors may only be filled by a majority vote of the Board of Directors then in Office even though less than quorum, or by a sole remaining director.

     7. MEETINGS. Meetings of the directors need not be held in the state of incorporation.

          (a) Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as may be fixed by the Board of Directors from time to time, provided that any director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, immediately following such meeting of stockholders.

          (b) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Treasurer, the Clerk, or one or more directors. Notice of the time and place of all special meetings of the Board of Directors shall be given by the Clerk or the Secretary or the officer or directors calling the meeting. Notice must be given orally, by telephone, or, in writing, by mail, postage prepaid, courier, telegraph, telex, telecopy or cable, and such notice shall be sufficient if given in time to enable the director to attend, or, in any case, if sent by mail, if dispatched at least seven (7) days before the meeting, or if sent by telegraph, telex, telecopy or cable, if sent at least forty-eight (48) hours before the meeting, or if sent by courier, if delivered to such courier for next day delivery at least forty-eight (48) hours before the meeting, addressed in any case to a director's usual or last known place of business or residence. No notice of any meeting of the Board of Directors need be given to any director if such director, by a writing (including, without limitation, by telegraph, telex, telecopy or cable) filed with the records of the meeting (and whether executed before or after such meeting), waives such notice, or if such director attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice of waiver of notice need not specify the purposes of any special meeting.

     8. QUORUM OF DIRECTORS. At any meeting of the Board of Directors, a majority of the number of directors then constituting the full Board of Directors then serving shall constitute

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a quorum, but a lesser number may adjourn any meeting from time to time without further notice. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     9. ACTION AT A MEETING. Action on any matter brought before any meeting of the Board of Directors at which there is a quorum may be taken by vote of a majority of the directors then present at the meeting, unless a different vote is required by law, the Restated Articles of Organization or these By-Laws.

     10. ACTION WITHOUT A MEETING. Unless otherwise provided by law, the Restated Articles of Organization of these By-Laws, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors then in office consent to the action in writing and the written consents are filed with the records of the meetings of directors. Such consents shall be treated for all purposes as a vote at a meeting.

     11. COMMITTEES OF DIRECTORS. The Board of Directors may, by vote of a majority of the number of directors then constituting the full Board, elect from its membership an Executive Committee (to be chaired by the Chairman of the Board, if any) and such other committees as it may determine, comprised of such number of its members as it may from time to time determine (but in any event not less than two), and delegate to any such committee or committees some or all of its powers, except those which by law, the Restated Articles of Organization or these By-Laws it is prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but, unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as may be in the manner as is provided by these By-Laws for the directors.

     12. TELEPHONE CONFERENCE MEETINGS. The Board of Directors of any committee thereof may participate in a meeting of such Board of Directors or committee thereof by means of a conference telephone (or similar communications equipment) call, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE III

                                    OFFICERS

     1. ENUMERATION. The officers of the Corporation shall be the President, the Treasurer, the Clerk and such other officers as the Board of Directors may determine, including, but not limited to, a Chairman of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Clerks, and a Secretary.

     2. ELECTION. The Chairman of the Board, if any, the Presidents, the Treasurer and the Clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders or special meeting in lieu thereof. The Board of Directors may, from time to time, elect or appoint such other officers as it or he may determine, including, but not

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limited to, a Chairman of the Board of Directors, a Chief Executive Officer, one
or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Clerks, and a Secretary.

     3. QUALIFICATION. No officer need be a stockholder. The Chairman of the Board, if any, and any Vice Chairman appointed to act in the absence of the Chairman, shall be elected by and from the Board of Directors, but no other officer need be a director. Two or more offices may be held by any one person. If required by vote of the Board of Directors, an officer shall give bond to the Corporation for the faithful performance of his duties, in such form and amount and with such sureties as the Board of Directors may determine. The premiums for such bonds shall be paid by the Corporation.

     4. TENURE. Each officer elected or appointed by the Board of Directors shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders or special meeting in lieu thereof and until his successor is elected or appointed and qualified, or until he dies, resigns, is removed or becomes disqualified, unless a shorter term is specified in the vote electing or appointing said officer. Each officer appointed by the Chairman of the Board shall hold office until his successor is elected or appointed and qualified, whether by the Board of Directors or the Chairman of the Board, or until he dies, resigns, is removed or becomes disqualified, unless a shorter term is specified by any agreement or other instrument appointing said Officer. Any officer may resign by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, or the President and such resignation shall become effective at the time specified therein.

     5. REMOVAL. Any officer elected or appointed by the Board of Directors or by the Chairman of the Board may be removed from office with or without cause by vote of a majority of the directors then in office. Any officer appointed by the Chairman of the Board may be removed from office with or without cause by the Chairman of the Board. An officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body or person proposing to remove him.

     6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and stockholders at which he is present and shall have such authority and perform such duties as may be prescribed by these By-Laws or from time to time determined by the Board of Directors.

     7. PRESIDENT. Except for meetings at which the Chairman of the Board, if any, presides in accordance with Section 6 of this Article III, the President shall, if present, preside at all meetings of stockholders, and if a director, at all meetings of the Board of Directors. The President shall, subject to the control and direction of the Board of Directors, have and perform such powers and duties as may be prescribed by these By-Laws or from time to time be determined by the Board of Directors or the Chairman of the Board.

     8. VICE PRESIDENTS. The Vice Presidents, if any, in the order of their election, or in such other order as the Board of Directors or the Chairman of the Board may determine, shall have and perform the powers and duties of the President (or such of the power and duties as the Board of Directors or the Chairman of the Board may determine) whenever the President is

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absent or unable to act. The Vice Presidents, if any, shall also have such other powers and duties as may from time to time be determined by the Board of Directors or the Chairman of the Board.

     9. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the control and direction of the Board of Directors, have and perform such powers and duties as may be prescribed in these By-Laws or be determined from time to time by the Board of Directors or the Chairman of the Board. All property of the Corporation in the custody of the Treasurer shall be subject at all times to the inspection and control of the Board of Directors. Unless otherwise voted by the Board of Directors, each Assistant Treasurer, if any, shall have and perform the powers and duties of the Treasurer whenever the Treasurer is absent or unable to act, and may at any time exercise such of the powers of the Treasurer, and such other powers and duties, as may from time to time be determined by the Board of Directors or the Chairman of the Board.

     10. CLERK AND ASSISTANT CLERKS. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident appointed for the purpose of service of process. He shall have and perform the powers and duties prescribed in these By-Laws and such other powers and duties as may from time to time be determined by the Board of Directors. He shall attend all meetings of the stockholders and shall record upon the record book of the Corporation all votes of the stockholders and minutes of the proceedings at such meetings. He shall have custody of the record books of the Corporation. Unless otherwise voted by the Board of Directors, each Assistant Clerk, if any, shall have and perform the powers and duties of the Clerk whenever the Clerk is absent or unable to act, and may at any time exercise such of the powers of the Clerk, and such other powers and duties, as may from time to time be determined by the Board of Directors or the Chairman of the Board. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

     11. SECRETARY AND ASSISTANT SECRETARIES. The Board of Directors or the Chairman of the Board may appoint a Secretary and, in his absence, an Assistant Secretary, but if no Secretary or Assistant Secretary is elected, the Clerk (or in the absence of the Clerk, any Assistant Clerk) shall act as the Secretary. The Secretary or, in his absence, any Assistant Secretary, shall attend all meetings of the directors and shall record all votes of the Board of Directors and minutes of the proceedings at such meetings. The Secretary or, in his absence, any Assistant Secretary (or the Clerk), shall notify the directors of their meetings, and shall have and perform such other powers and duties as may from time to time be determined by the Board of Directors or the Chairman of the Board. If a Secretary or an Assistant Secretary is elected but is absent from any such meeting, the Clerk (or any Assistant Clerk) may perform the duties of the Secretary; otherwise, a Temporary Secretary may be appointed by the meeting.

                                   ARTICLE IV

                                  CAPITAL STOCK

     1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares of the capital stock of the Corporation owned by him, except that the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertified shares, to the extent

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permitted by law. All certificates for shares of stock of the Corporation shall state the number and class of shares evidenced thereby (and designate the series, if any), shall be signed by the Chairman of the Board, the President or a Vice President and either the Treasurer or an Assistant Treasurer may (but need not) bear the seal of the Corporation and shall contain such further statements as shall be required by law. The Board of Directors may determine the form of certificates of stock except insofar as prescribed by law or by these By-Laws, and may provide for the use of facsimile signatures thereon to the extent permitted by law. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares which are subject to any restrictions on transfer pursuant to the Restated Articles of Organization, these By-Laws or any agreement to which the Corporation is a party, shall have the restrictions noted conspicuously on the certificate and shall also set forth upon the face or back thereof either the full text of the restrictions or a statement of the existence of such restrictions and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued while the Corporation is authorized to issue more than one class or series of stock, shall set forth on the face or back thereof either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued as set forth in the Restated Articles of Organization, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     2. TRANSFERS OF STOCK. The transfer of all shares of stock of the Corporation, so as to affect the rights of the Corporation, shall be effected only by transfer recorded on the books of the Corporation, in person or by duly authorized attorney, and upon the surrender of the certificate properly endorsed or assigned. The transfer of all shares of stock of the Corporation shall be subject to the restrictions, if any, imposed by the Restated Articles of Organization, these By-Laws or any agreement to which the Corporation is a party.

     3. HOLDERS OF RECORD. The person registered on the books of the Corporation as the owner of the shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the Corporation as the exclusive owner thereof. It shall be the duty of each stockholder to notify the Corporation of his post office address. The Corporation shall not be bound to recognize any equitable or other claim to or interest in shares of stock of the Corporation on the part of any person other than the person registered on the books of the Corporation as the owner of such shares, except as may be otherwise expressly provided by law.

     4. LOST OR DESTROYED CERTIFICATES. The directors of the Corporation may, subject to Massachusetts General Laws, Chapter 156B, Section 29, as amended from time to time, or any successor statute, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed or mutilated.

     5. RECORD DATE. The Board of Directors may fix in advance a date not more than sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of

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any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Board of Directors may, for any such purposes, close the transfer books for all or any part of such sixty-day period. If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors acts with respect thereto.

     6. ISSUE OF STOCK. Subject to the Restated Articles of Organization, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any capital stock of the Corporation held in its treasury may be issued or disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

     1. FISCAL YEAR. Except as otherwise determined by the Board of Directors from time to time, the fiscal year of the Corporation shall end on December 31 on each year.

     2. SEAL. The Board of Directors shall have the power to adopt and alter the seal of the Corporation.

     3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations authorized to be executed by an officer of the Corporation in its behalf shall be signed by such person or persons as may be authorized from time to time by vote of the Board of Directors.

     4. VOTING OF SECURITIES. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of and act on behalf of the Corporation, or appoint any person or persons to act as proxy or attorney in fact for the Corporation (with or without discretionary power and/or power of substitution) at any meeting of stockholders of any other corporation or organization any of the securities of which may be held by the Corporation.

     5. DIVIDENDS. Unless otherwise required by the Massachusetts Business Corporation Law or the Restated Articles of Organization, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

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

     6. CORPORATE RECORDS. The original, or attested copies, of the Restated Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the address of record and the amount of stock held by each, shall be kept at the principal office of the Corporation, or at an office of its transfer agent, Clerk or resident agent. The Corporation shall accord its stockholders those rights to inspect such copies and records as are required by applicable law. No stockholder shall have a right to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

     7. CONTRIBUTIONS. The Board of Directors shall have authority to make donations from the funds of the Corporation, in such amounts as the Board of Directors may determine to be reasonable and irrespective of corporate benefit, for the public welfare or for community fund, hospital, charitable, charitable, religious, educational, scientific, civic or similar purposes, and in time of war or other natural emergency in aid thereof.

     8. EVIDENCE OF AUTHORITY. A certificate by the Clerk, an Assistant Clerk, the Secretary or an Assistant Secretary, or a temporary Clerk or Temporary Secretary, as to any action taken by the stockholders, Board of Directors, any committee of the Board of Directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action.

     9. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee of another corporation, including, without limitation, any corporation or other entity of which a majority of any class of equity security is owned directly or indirectly, by the Corporation (a "Subsidiary") or any Affiliate of the Corporation as such term is defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent, partner or trustee or in any other capacity while serving as a director, officer, employee, agent, partner or trustee shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys fees, judgments, fines, ERISA excise taxes or penalties, costs of investigation and preparation of defense and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that,

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

     except as provided in Section (c) hereof with respect to proceedings to enforce rights of indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (b) ADVANCE OF EXPENSES. The right to indemnification conferred in Section (a) of this Section 9 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. Such payment shall be made only upon the condition that the indemnitee execute a counter-indemnification to permit the Corporation, if it deems appropriate or necessary, to be indemnified for such expenses if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such indemnitee was not entitled to indemnification under this Section 9. The rights to indemnification and to the advancement of expenses conferred in Sections (a) and (b) of this Section 9 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. In the event the Corporation shall advance funds pursuant to this section, or shall provide a defense to a suit or pending suit, whether by means of insurance or otherwise, the Corporation shall have the right to designate legal counsel to defend any such officer or director, provided, however, that the designation of such legal counsel shall be made in such a way as to avoid any conflict of interest. The Corporation may designate as many separate counsel as it deems necessary and appropriate. In the event such officer or director chooses to supplement designated legal counsel, or hire additional counsel, such legal counsel shall be paid at the officer's or director's expense without any right of advancement of fees or indemnification.

          (c) RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section (a) or
     (b) of this Section 9 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Massachusetts Business Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of

     Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
     Section 9 or otherwise shall be on the Corporation.

          (d) RIGHTS NOT EXCLUSIVE. The rights to indemnification and to the advancement of expenses conferred in this Section 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Organization, these By-Laws, or any agreement, vote of stockholders or disinterested directors or otherwise.

          (e) INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any Subsidiary or Affiliate or any employee benefit plan, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Law. The Corporation's obligation to provide indemnification under this Section 9 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

          (f) EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or any Subsidiary or Affiliate to the fullest extent of the provisions of this Section 9 with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

          (g) AGREEMENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, enter into agreements with any director, officer, employee or agent of the Corporation or any Subsidiary or Affiliate to the fullest extent of the provisions of this Section 9 with respect to the indemnification of and advancement of expenses to such person.

          (h) AMENDMENT. Without the consent of a person entitled to the indemnification and other rights provided in this Section 9 (unless otherwise required by the Massachusetts Business Corporation Law), no amendment modifying or terminating such rights shall adversely affect such person's rights under this Section 9 with respect to the period prior to such amendment.

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          (i) SAVINGS CLAUSE. If this Section 9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each indemnitee as to any liabilities and expenses with respect to any proceeding to the fullest extent permitted by any applicable portion of this Section 9 that shall not have been invalidated and to the fullest extent permitted by applicable law.

     10. RATIFICATION. Any action taken on behalf of the corporation by the directors or any officer or representative of the Corporation which requires authorization by the stockholders or the directors of the Corporation shall be deemed to have been authorized if subsequently ratified by the stockholders entitled to vote or by the directors, as the case may be, at a meeting held in accordance with these By-Laws.

     11. RELIANCE UPON BOOKS, RECORDS AND REPORTS. Each director or officer of the Corporation shall be entitled to rely on information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented by or prepared by or under the supervision of
(i) one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, or (ii) counsel, public accountants or other persons as to matters which the director or officer reasonably believes to be within such person's professional or expert competence, or (iii) in the case of a director, a duly constituted committee of the Board of Directors upon which he does not serve, as to matters within its delegated authority, which committee the director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a director or officer so performed his duties shall be a complete defense to any claim asserted against him by reason of his being or having been a director or officer of the Corporation, except as expressly provided by statute.

     12. ARTICLES OF ORGANIZATION. All references in the By-Laws to the Restated Articles of Organization shall be deemed to refer to the Restated Articles of Organization of the Corporation, as amended and in effect from time to time.

     13. INTERPRETATION. The Board of Directors shall have the power to interpret all of the terms and provisions of these By-Laws and the Restated Articles of Organization, which interpretation shall be conclusive.

     14. CONTROL SHARE ACQUISITION. Until such time as this section shall be repealed or these By-Laws shall be amended to provide otherwise, including, without limitation, during any time that the Corporation shall be an "issuing public corporation" as defined in Chapter 110D of the Massachusetts General Laws, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to "control share acquisitions" of the Corporation within the meaning of said Chapter 110D.

     15. GENDER. Whenever the masculine gender is used in these By-Laws, it shall include the feminine and the neuter wherever appropriate.

     16. SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in these By-Laws shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that any such court shall deem any such provision wholly unenforceable, the remaining provisions of these By-Laws shall nevertheless remain in full force and effect, and in the event that any such court shall deem any portion of a provision to be wholly unenforceable, the remaining portions of such provisions and the remaining provisions of these By-Laws shall nevertheless remain in full force and effect.

     17. HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of these By-Laws are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the provisions hereof.

                                   ARTICLE VI

                                   AMENDMENTS

     These By-Laws may be altered, amended or repealed, in whole or in part, by vote of a majority of the Board of Directors, except with respect to any provision hereof which by law, the Restated Articles of Organization, or these By-Laws requires action by the stockholders. These By-Laws may also be altered, amended or repealed in whole or in part by the stockholders at any annual or special meeting by vote of the holders of a majority in interest of all stock issued and outstanding and entitled to vote, except as otherwise provided in the Restated Articles of Organization. The nature or substance of any proposed alterations, amendment or repeal to be voted upon by the stockholders shall be stated in the notice of the stockholder meeting. Notwithstanding the foregoing and anything contained in these By-Laws to the contrary, Section 5, Article II of these By-Laws may not be altered, amended or repealed, in whole or in part, by the Board of Directors unless approved by the affirmative vote of at least two-thirds (2/3) of the directors then serving and this sentence of this Article VII may not be altered, amended or repealed, in whole or in part, and no provision inconsistent therewith shall be adopted, by the Board of Directors unless approved by the affirmative vote of at least two-thirds (2/3) of the directors then serving. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.


                                                A true copy,

                                                ATTEST:



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                                                Clerk